As Filed With the Securities and Exchange Commission
on May 24, 2006
Registration No. 333-________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
MOUNTAIN NATIONAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation or organization)	75-3036312 (I.R.S. Employer Identification No.)

300 East Main Street Sevierville, Tennessee (Address of Principal Executive Offices)	37862 (Zip Code)
MOUNTAIN NATIONAL BANCSHARES, INC. STOCK OPTION PLAN
(Full title of the plan)
Dwight Grizzell
300 East Main Street
Sevierville, Tennessee 37862
(Name and address of agent for service)
Copy to:
Bob F. Thompson, Esq.
Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, Tennessee 37238-0002
(615) 742-6200

(865) 428-7990
(Telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed
Title of securities	Amount to be	offering price per	maximum aggregate	Amount of
to be registered	registered (1)	share(2)	offering price (2)	registration fee
Common Stock, $1.00 par value	350,000 shares	$30.50	$10,675,000	$1,143

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	The offering price is estimated solely for the purpose of determining the amount of the registration fee in accordance with Rules 457(c) and 457(h)(1) under the Securities Act of 1933 and is based on the average of the bid and ask prices for the Common Stock on the over-the-counter bulletin board on May 18, 2006.

Registration of Additional Securities
     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, $1.00 par value, of Mountain National Bancshares, Inc., a Tennessee corporation (the “Registrant”), for the Registrant’s Stock Option Plan, as amended.
Incorporation by Reference of Earlier Registration Statements
     The Registration Statement of Form S-8 (Registration No. 333-128370) previously filed by the Registrant with the Securities and Exchange Commission on September 16, 2005, is hereby incorporated by reference herein.

I-1

Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5.1 OPINION OF BASS, BERRY & SIMS PLC
EX-23.1 CONSENT OF CROWE CHIZEK AND COMPANY LLC
EX-23.2 CONSENT OF HAZLETT, LEWIS & BIETER, PLLC

Item 8. Exhibits.
3.1	Charter (Restated for SEC electronic filing purposes only) (incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on May 19, 2006).

3.2	Bylaws of the Registrant, as amended (Restated for SEC electronic filing purposes only) (incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on May 19, 2006).

5.1	Opinion of Bass, Berry & Sims PLC.

10.1	Mountain National Bancshares, Inc. Stock Option Plan, as amended (Restated for SEC electronic filing purposes only) (incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on May 19, 2006).

23.1	Consent of Crowe Chizek and Company LLC.

23.2	Consent of Hazlett, Lewis & Bieter, PLLC.

23.3	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to the Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sevierville, State of Tennessee, on this 24th day of May, 2006.

MOUNTAIN NATIONAL BANCSHARES, INC.
By:	/s/ Dwight B. Grizzell
Dwight B. Grizzell
President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Dwight B. Grizzell and Rick Hubbs, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with the Securities Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Dwight B. Grizzell Dwight B. Grizzell	President, Chief Executive Officer and Director (Principal Executive Officer)	May 24, 2006

/s/ Rick Hubbs Rick Hubbs	Senior Vice President and Controller (Principal Accounting and Financial Officer)	May 24, 2006

/s/ James F. Bookstaff James F. Bookstaff	Director	May 24, 2006

/s/ Gary A. Helton Gary A. Helton	Director	May 24, 2006

/s/ Charlie R. Johnson Charlie R. Johnson	Director	May 24, 2006

/s/ Sam L. Large Sam L. Large	Director	May 24, 2006

/s/ Jeffrey J. Monson Jeffrey J. Monson	Director	May 24, 2006

/s/ Linda N. Ogle Linda N. Ogle	Director	May 24, 2006

Signature	Title	Date
/s/ Michael C. Ownby Michael C. Ownby	Director	May 24, 2006

/s/ John M. Parker, Sr. John M. Parker, Sr.	Director	May 24, 2006

/s/ Ruth A. Reams Ruth A. Reams	Director	May 24, 2006

/s/ Barbara S. Stevens Barbara S. Stevens	Director	May 24, 2006

EXHIBIT INDEX

Exhibit 3.1	Charter (Restated for SEC electronic filing purposes only) (incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on May 19, 2006).

Exhibit 3.2	Bylaws of the Registrant, as amended (Restated for SEC electronic filing purposes only) (incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on May 19, 2006).

Exhibit 5.1	Opinion of Bass, Berry & Sims PLC.

Exhibit 10.1	Mountain National Bancshares, Inc. Stock Option Plan, as amended (Restated for SEC electronic filing purposes only) (incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on May 19, 2006).

Exhibit 23.1	Consent of Crowe Chizek and Company LLC.

Exhibit 23.2	Consent of Hazlett, Lewis & Bieter, PLLC.

Exhibit 23.3	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

Exhibit 24.1	Power of Attorney (included on the signature page to the Registration Statement).